UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 29, 2024 (April 23, 2024)

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 892-1588
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2024, the Compensation and Human Capital Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company approved the following metrics for the Company's 2024 Annual Incentive Plan for executive officers.

2024 Annual Incentive Plan Metrics
Metrics	Measures	Weighting
Operational & Financial Performance	Adjusted EBITDA plus P&I	24%
	Cash Generation	32%
	NCCV / sh. (PV6)	24%
Individual Performance		20%
	Total	100%

Metric	Definition
Adjusted EBITDA plus P&I
Net income (loss) excluding the impacts of interest expense, income tax (benefit) expense, depreciation and amortization expense, non-cash compensation expense, asset retirement obligation accretion expense, non-cash disaster losses, losses on unenforceable contracts, losses on extinguishment of long-term debt, unrealized gains and losses on fair value instruments and equity securities, amortization of payments to dealers for exclusivity and other bonus arrangements, provision for current expected credit losses and non-cash inventory and other impairments and including the impacts of investment tax credit sales.

Interest Income; Principal Proceeds from Customer Notes Receivable, Net of Related Revenue; and Proceeds from Investments in Solar Receivables. Under our loan agreements, the customer obtains financing for the purchase of a solar energy system from us, and we agree to operate and maintain the solar energy system throughout the duration of the agreement. Pursuant to the terms of the loan agreement, the customer makes scheduled principal and interest payments to us and has the option to prepay principal at any time in part or in full. Whereas we typically recognize payments from customers under our leases and PPAs as revenue, we recognize payments received from customers under our loan agreements (a) as interest income, to the extent attributable to earned interest on the contract that financed the customer's purchase of the solar energy system; (b) as a reduction of a note receivable on the balance sheet, to the extent attributable to a return of principal (whether scheduled or prepaid) on the contract that financed the customer's purchase of the solar energy system; and (c) as revenue, to the extent attributable to payments for operations and maintenance services provided by us. Interest income also includes income on short term investments with financial institutions. We also enter into leases with third-party owners of pools of solar energy systems to receive such third party's interest in those systems. In connection therewith, we assume the related customer PPA and lease obligations, entitling us to future customer cash flows as well as certain credits, rebates and incentives (including SRECs) under those agreements. We recognize payments received from such third parties as proceeds from investments in solar receivables.

Cash Generation	Change in cash, excluding changes in restricted cash accounts.
NCCV / Share (PV6)
Estimated Net Contracted Customer Value represents estimated gross contracted customer value, less debt, plus cash and restricted cash, construction in progress, inventory, prepaid inventory and inventory receivable divided by the shares issued at December 31, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: April 29, 2024	By:	/s/ David Searle
David Searle
Executive Vice President, General Counsel and Chief Compliance Officer